EXHIBIT INDEX

                                                    Sequentially
Exhibit                                             Numbered Page

  11       Computation of Primary and Fully
           Diluted Earnings Per Share                 18 - 19


  27       Financial Data Schedule                    20

ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER-SHARE DATA)







                                            THIRTEEN WEEKS ENDED

                                        SEPT 3. 1994  SEPT 4, 1993

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       35,261       36,094

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method" at the
  average market price)................        1,297        1,274


                   TOTALS..............       36,558       37,368


Net Income.............................      $24,510      $ 8,109



Primary earnings per common and
  common equivalent share..............        $0.67        $0.22





Weighted average shares and all per-share data for the prior year have been restated to give effect to common stock dividends and stock splits through September 3, 1994.











                          Page 18

ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER-SHARE DATA)







                                            THIRTEEN WEEKS ENDED

                                         SEPT 3, 1994  SEPT 4, 1993


FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       35,261       36,094

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method" at the
  higher of period-end or average
  market price)........................        1,413        1,329



                   TOTALS..............       36,674       37,423


Net Income.............................      $24,510      $ 8,109




Fully diluted earnings per common and
  common equivalent share..............        $0.67        $0.22







Weighted average shares and all per-share data for the prior year have been restated to give effect to common stock dividends and stock splits through September 3, 1994.





                             Page 19